UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2021

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J	GS PrJ	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	GS PrK	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.30% Non-Cumulative Preferred Stock, Series N	GS PrN	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series E, Index-Linked Notes due 2028 of GS Finance Corp.	FRLG	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    At the Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. held on April 29, 2021 (the “Annual Meeting”), our shareholders approved The Goldman Sachs Amended and Restated Stock Incentive Plan (2021) (the “2021 SIP”). The 2021 SIP replaces the Amended and Restated Stock Incentive Plan previously in effect, and applies to awards granted on or after April 29, 2021.

The terms of the 2021 SIP are unchanged from those previously approved by shareholders, other than: (1) an extension of the term of our equity plan through our 2025 annual meeting of shareholders (i.e., an additional three years); (2) an increase of 20 million in the number of shares authorized for issuance under the equity plan; and (3) inclusion of a fixed amount of annual compensation for each non-employee director. For a description of the terms and conditions of the 2021 SIP, see “Summary of Material Terms of the 2021 SIP” under “Item 3. Approval of The Goldman Sachs Amended and Restated Stock Incentive Plan (2021)” in the Proxy Statement, dated and filed March 19, 2021, for the Annual Meeting, which description is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting was held on April 29, 2021.

(b)    The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

1.    Election of Directors: Our shareholders elected the following 12 directors. Directors who are currently members of our Board will serve a one-year term expiring on the date of our 2022 annual meeting of shareholders or until his or her successor has been duly chosen and qualified; Jessica R. Uhl will serve a term beginning on July 1, 2021 and expiring at our 2022 annual meeting or until her successor has been duly chosen and qualified.

	For	Against	Abstain	Broker Non-Votes
M. Michele Burns	246,336,447	7,628,274	248,598	38,496,092
Drew G. Faust	251,843,636	2,107,290	262,393	38,496,092
Mark A. Flaherty	251,649,630	2,292,735	270,954	38,496,092
Ellen J. Kullman	249,945,246	3,814,235	453,838	38,496,092
Lakshmi N. Mittal	227,200,520	26,794,232	218,567	38,496,092
Adebayo O. Ogunlesi	245,887,246	8,110,033	216,040	38,496,092
Peter Oppenheimer	250,883,803	3,088,446	241,070	38,496,092
David M. Solomon	238,508,256	15,144,612	560,451	38,496,092
Jan E. Tighe	251,550,071	2,411,007	252,241	38,496,092
Jessica R. Uhl	252,416,140	1,548,220	248,959	38,496,092
David A. Viniar	252,745,346	1,262,485	205,488	38,496,092
Mark O. Winkelman	249,623,009	4,355,170	235,140	38,496,092

2.    Advisory Vote to Approve Executive Compensation (“Say on Pay”): Our shareholders approved the Say on Pay proposal.

For	Against	Abstain	Broker Non-Votes
228,707,493	15,075,648	10,430,178	38,496,092

3.     Approval of the 2021 SIP: Our shareholders approved the 2021 SIP.

For	Against	Abstain	Broker Non-Votes
155,777,211	98,084,375	351,733	38,496,092

4.     Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021.

For	Against	Abstain
278,972,594	13,530,269	206,548

5.     Shareholder Proposal Regarding Shareholder Right to Act by Written Consent. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
105,347,421	141,058,948	7,806,950	38,496,092

6.     Shareholder Proposal Regarding a Report on the Effects of the Use of Mandatory Arbitration. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
124,994,896	110,032,659	19,185,764	38,496,092

7.     Shareholder Proposal Regarding Conversion to a Public Benefit Corporation. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
5,783,674	239,149,346	9,280,299	38,496,092

8.     Shareholder Proposal Regarding a Racial Equity Audit. Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
73,160,703	160,259,480	20,793,136	38,496,092

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: April 30, 2021	By:	/s/ Kathryn H. Ruemmler
Name: Kathryn H. Ruemmler Title: Executive Vice President, Chief Legal Officer and General Counsel